Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

by and among

TELIGENT, INC.,

the undersigned funds and accounts managed by affiliates of

ARES MANAGEMENT CORPORATION

and

THE PARTICIPATING NOTEHOLDERS

LISTED ON THE SIGNATURE PAGES HERETO

Dated as of January 27, 2021

Schedules

Schedule I:	Exchange Shares (Series C Notes Exchange)

Schedule II:	Exchange Shares (Ares Loan Exchange)

Exhibits

Exhibit A:	Form of Stockholders’ Agreement

Exhibit B:	Form of Voting Trust Agreement

Exhibit C:	Form of Certificate of Designation

Exhibit D:	Form of ATM Sales Agreement

i

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is dated as of January 27, 2021 by and among (i) Teligent, Inc., a Delaware corporation, (the “Company”), (ii) the undersigned funds and accounts managed by affiliates of Ares Management Corporation (collectively, “Ares”), and (iii) the Participating Noteholders (as defined below). Ares and each Participating Noteholder are collectively referred to as the “Participating Parties” and individually as a “Participating Party.” The Company and each Participating Party are collectively referred to as the “Parties” and individually as a “Party.”

W I T N E S S E T H

WHEREAS, the Company and Ares are parties to (i) that certain First Lien Revolving Credit Agreement dated as of December 18, 2018, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and ACF Finco I LP, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time (the “ACF 1L Credit Agreement”), and (ii) that certain Second Lien Credit Agreement dated as of December 18, 2018, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time (the “Ares 2L Credit Agreement” and, together with the ACF 1L Credit Agreement, the “Ares Credit Agreements”);

WHEREAS, each undersigned holder (each a “Participating Noteholder” and, collectively, the “Participating Noteholders”) of the Company’s 9.5% Series C Senior Secured Convertible Notes due 2023 (the “Series C Notes”) issued under that certain Indenture dated July 20, 2020 (the “Series C Indenture”) holds Series C Notes with an aggregate principal amount as set forth opposite such Participating Noteholder’s name on Schedule I hereto;

WHEREAS, the Parties hereto have reached an agreement in principle regarding the material terms of a recapitalization transaction (the “Recapitalization Transaction”) to be effectuated through a series of out-of-court transactions pursuant to the terms and conditions of that certain Term Sheet dated as of January 14, 2021 (the “Term Sheet”); and

WHEREAS, as part of the Recapitalization Transaction, pursuant to this Agreement and the applicable Transaction Documents (defined below), and subject to the terms and conditions herein and therein, the Parties agree to effectuate the Transactions (defined below) as set forth in Section 2.1 and Section 2.2 herein.

NOW, THEREFORE, in consideration of the mutual terms, conditions, and other covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1         Definitions. In addition to the other words and terms defined elsewhere in this Agreement, as used in this Agreement, the following words and terms have the meanings specified or referred to below:

(a)           “2L Accrued PIK Interest” has the meaning set forth in Section 2.1(b).

(b)           “Ares” has the meaning set forth in the preamble.

(c)           “Ares Credit Agreement Amendments” has the meaning set forth in Section 2.1(b).

(d)           “Ares Credit Agreements” has the meaning set forth in the recitals.

(e)           “Ares Loan Exchange” has the meaning set forth in Section 2.1(c).

(f)            “Ares Loan Exchange Rate” has the meaning set forth in Section 2.4(a).

(g)           “ATM Offering” means a continuous at-the-market offering by the Company or any of its subsidiaries of Common Stock in accordance with Rule 415 under the Securities Act.

(h)           “ATM Sales Agreement” has the meaning set forth in Section 2.5.

(i)           “B. Riley” means B. Riley Securities, Inc.

(j)           “B. Riley Fee” means the commitment fee payable to B. Riley in Common Stock pursuant to that certain engagement letter of even date herewith between the Company and B. Riley regarding the ATM Offering.

(k)           “Board Resolutions” has the meaning set forth in Section 2.6(d).

(l)            “Business Day” means a day other than a Saturday, Sunday or any day on which the banks located in the State of New York are authorized or obligated to close.

(m)           “Certificate of Designation” means the Company’s Certificate of Designations, Preferences and Rights of the Preferred Stock, in the form attached as Exhibit C hereto.

(n)           “Closing” has the meaning set forth in Section 2.1.

(o)           “Closing Date” has the meaning set forth in Section 2.1.

(p)           “Collateral Agent” has the meaning set forth in the Series C Indenture.

(q)           “Common Exchange Shares” means shares of Common Stock issued to a Participating Party as Exchange Shares pursuant to the Exchange.

(r)            “Common Stock” when used with reference to the Company shall mean the Common Stock, presently par value $.01 per share, of the Company.

(s)           “Conversion Shares” has the meaning set forth in Section 3.5.

(t)            “Counsel” has the meaning set forth in Section 6.3.

(u)           “Disclosure” has the meaning set forth in Section 6.1.

(v)           “DTC” has the meaning set forth in Section 2.2(b).

(w)          “Effective Time” has the meaning set forth in Section 2.2(b).

(x)           “Encumbrances” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise.

(y)           “Enforceability Exceptions” has the meaning set forth in Section 3.2.

(z)           “Exchange” means, individually and collectively, the Series C Note Exchange and the Ares Loan Exchange.

(aa)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(bb)        “Exchange Price” means the VWAP of the Common Stock based on a trailing five (5) Trading Day period ending on the last Trading Day before the Closing Date.

(cc)         “Exchange Shares” means the Common Exchange Shares and/or Preferred Exchange Shares issued to a Participating Party in connection with the Exchange, as applicable.

(dd)        “Exchanged Debt” means, individually and collectively, the 2L Accrued PIK Interest and Exchanged Notes.

(ee)         “Exchanged Notes” means each Participating Noteholder’s Series C Notes exchanged pursuant to the Series C Note Exchange.

(ff)          “Governmental Entity” means any domestic or foreign, national, supranational, federal, state, municipal, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, legislative, regulatory or self-regulatory body, instrumentality, or quasi- governmental agency, commission or authority or any arbitrator or arbitral tribunal.

(gg)        “Interim Financing” means a $4,600,000 delayed draw term loan.

(hh)        “Jefferies” means Jefferies & Company.

(ii)           “Jefferies Engagement Agreement” means that certain letter agreement between Jefferies and the Company dated June 10, 2020, as amended pursuant to certain addendums dated August 13, 2020 and January 10, 2021.

(jj)          “Jefferies Fee” means that certain Restructuring and Equity Financing Fee (as defined in the Jefferies Engagement Agreement) payable to Jefferies in connection with the consummation of the Recapitalization Transaction pursuant to the Jefferies Engagement Agreement.

(kk)         “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, directive, rule, regulation, Order or other requirement of or rule or law promulgated, issued, enforced or entered by any Governmental Entity.

(ll)           “Material Adverse Effect” means any event, occurrence, fact, condition or change, that, individually or in the aggregate, results, or would reasonably be likely to result, in a material adverse effect on the condition (financial or otherwise) or in the earnings, business, properties, surplus or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any event, occurrence, fact, condition or change arising out of or attributable to, directly or indirectly: (i) general economic or political conditions; (ii) conditions generally affecting the generic pharmaceuticals industry in the US and Canada; (iii) changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (v) changes in applicable laws or accounting rules, including U.S. generally accepted accounting principles (“GAAP”), in each case, shall not be deemed, either alone or in combination, to constitute a Material Adverse Effect; provided, further, that, notwithstanding the immediately preceding proviso, any event, occurrence, fact, condition or change referred to in clauses (i) through (iii) and (v) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other entities whose primary business is in the generic pharmaceuticals industry in the U.S. and Canada.

(a)           “NDA” means the Amended and Restated Confidentiality Agreement between the Company and each of the Participating Noteholders.

(b)           “Order” means any order, consent, injunction, judgment, decree, stipulation, ruling, opinion, decision, writ, assessment or arbitration award, including any consent decree or consent agreement.

(c)           “Participating Noteholder” has the meaning set forth in the preamble.

(d)           “Participating Party” has the meaning set forth in the preamble.

(e)           “Party” has the meaning set forth in the preamble.

(f)            “Person” means any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Entity or other entity of any nature whatsoever.

(g)           “Placement Shares” means shares of Common Stock sold by the Agent (as defined in the ATM Sales Agreement) as part of the ATM Offering.

(h)           “Preferred Exchange Shares” means shares of Preferred Stock issued to a Participating Party as Exchange Shares pursuant to the Exchange.

(i)            “Preferred Stock” means the convertible preferred stock of the Company, which shall have the rights, preferences and privileges set forth in the Certificate of Designation.

(j)            “Professional Advisors” means, individually and collectively, Counsel and Jefferies.

(k)           “Public Float” means the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (as determined pursuant to Rule 144 of the Securities Act).

(l)            “Recapitalization Transaction” has the meaning set forth in the Recitals.

(m)          “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(n)           “SEC” means the Securities and Exchange Commission.

(o)           “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder

(p)           “Series C Indenture” has the meaning set forth in the recitals.

(q)           “Series C Note Exchange” has the meaning set forth in Section 2.1(a).

(r)            “Series C Note Exchange Rate” has the meaning set forth in Section 2.2(a)

(s)           “Series C Notes” has the meaning set forth in the recitals.

(t)            “Stockholder Approval” has the meaning set forth in Section 6.4.

(u)           “Stockholders’ Agreement” has the meaning set forth in Section 2.6(d).

(v)           “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act.

(w)          “Subsidiary” means (a) any corporation more than 50% of whose voting stock having by the terms thereof power to elect a majority of the directors of such corporations at the time is owned by the Company directly or indirectly and (b) any partnership, association, joint venture or other entity in which the Company directly or indirectly has more than 50% voting equity interest at the time.

(x)           “Term Sheet” has the meaning set forth in the recitals.

(y)           “Trading Day” means any day on which trading occurs on the Nasdaq Global Market (or any successor thereto) or other securities markets in the United States.

(z)           “Transaction Documents” means this Agreement, the Term Sheet, the ATM Sales Agreement, the Ares Credit Agreement Amendments, the Voting Trust Agreements, the Stockholders’ Agreement, and the Board Resolutions.

(aa)         “Transactions” means the Exchange, the ATM Offering and the Ares Credit Agreement Amendments.

(bb)        “Trustee” has the meaning set forth in the Series C Indenture.

(cc)         “Voting Trust Agreements” has the meaning set forth in Section 2.6(b).

(dd)        “Voting Trustee” means the “Trustee” as defined in the Voting Trust Agreement.

(ee)         “VWAP” per share of common stock of the Company on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “TLGT:US <equity>” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day.

1.2         Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement, and (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “or” is not necessarily exclusive. Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or in equity in the event of a dispute with respect to the interpretation or construction of this Agreement. This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting construction against the party causing the drafting of the provision in question.

ARTICLE II.
DEBT EXCHANGE AND ADDITIONAL TRANSACTIONS

2.1         Simultaneous Signing and Closing. The Transactions shall take place at a closing (the “Closing”) to be managed by the electronic exchange of documents, contemporaneously with the execution and delivery of this Agreement on the date first above written, or at such other time or on such other date as the Parties mutually may agree in writing. The day on which the Closing takes place is referred to as the “Closing Date.” The Parties agree to effectuate the Transactions (each of which shall be (a) conditioned upon the closing (or, in the case of the ATM Offering, the commencement) of each other Transaction, and (b) effective as of the Closing Date) as follows:

(a)           each Participating Noteholder shall exchange such Participating Noteholder’s right, title and interest in all of such Participating Noteholder’s Series C Notes for certain Exchange Shares as set forth on Schedule I hereto (the “Series C Note Exchange”);

(b)           Ares and the Company shall execute certain amendments to the Ares Credit Agreements (the “Ares Credit Agreement Amendments”), pursuant to which, among other things, (i) Ares will provide the Company with the Interim Financing, and (ii) all accrued and unpaid PIK Interest under the 2L Credit Agreement (the “2L Accrued PIK Interest”) as of the Closing Date shall be deemed satisfied and waived by Ares;

(c)           in exchange for the satisfaction and waiver of the 2L Accrued PIK Interest, the Company shall issue to Ares certain Preferred Exchange Shares as set forth on Schedule II hereto (the “Ares Loan Exchange”); and

(d)           the Company shall enter into the ATM Sales Agreement with B. Riley;

provided, however, that (i) the Transactions set forth in subsections (a) through (c) above shall be deemed to be effective as of the Effective Time, and (ii) the Transaction set forth in subsection (d) above shall be deemed to be effective immediately following the Effective Time.

2.2         Series C Note Exchange. Subject to the terms and conditions hereof, each Participating Noteholder hereby agrees to exchange, at the applicable Series C Note Exchange Rate, such Participating Noteholder’s Series C Notes for the issuance by the Company to each such Participating Noteholder of certain Exchange Shares, and each Participating Noteholder shall accept from the Company such Exchange Shares, as set forth on Schedule I hereto.

(a)           Exchange Rate. The exchange rate for the Series C Note Exchange (as applicable, the “Series C Note Exchange Rate”) shall be equal to the following:

(i)            Each one thousand dollars ($1,000) of principal amount of Exchanged Notes (plus any accrued and outstanding interest on such Exchanged Notes that has become due and payable) held by each Participating Noteholder (other than Laurence Lytton) shall be exchanged for an amount of Common Exchange Shares equal to (A) 1,000 divided by (B) (x) the Exchange Price multiplied by (y) 1.60.

(ii)           Each one thousand dollars ($1,000) of principal amount of Exchanged Notes (plus any accrued and outstanding interest on such Exchanged Notes that has become due and payable) held by Laurence Lytton shall be exchanged for an amount of Common Exchange Shares equal to (A) 1,000 divided by (B) (x) the Exchange Price multiplied by (y) 1.50.

(b)          Exchange Settlement. As soon as practicable following the effectiveness of the Series C Note Exchange, which shall be deemed to occur at 4:01 p.m. (New York time) on the Closing Date (such date and time, the “Effective Time”):

(i)            Each Participating Noteholder shall assign and transfer all right, title and interest in and to its Exchanged Notes to the Company, and deliver or cause to be delivered the Exchanged Notes held by such Participating Noteholder to the Company, by book-entry transfer through the facilities of The Depositary Trust Company (“DTC”) from the account(s) of such Participating Noteholder (or, in the case of physical Series C Notes, by physical delivery of such Notes to the Trustee), free and clear of all Encumbrances, together with any customary documents of conveyance or transfer that the Company or Trustee may reasonably deem necessary or desirable to transfer such Exchanged Notes to the Company.

(ii)           The Company shall immediately instruct the Trustee to cancel the Exchanged Notes in accordance with the terms of the Series C Indenture.

(iii)          The Company shall promptly execute and deliver to its transfer agent for Common Stock an instruction letter (in form and substance reasonably acceptable to the Participating Noteholders, the “Transfer Agent Instruction Letter”) providing for the delivery of the Exchange Shares, via a book-entry position on the records of the transfer agent, to each Participating Noteholder (or its designee) as set forth on Schedule I hereto. The Company shall provide each Participating Party satisfactory evidence thereof.

(c)          Effective Time. For the avoidance of doubt, upon the Effective Time, (i) each Participating Noteholder (or its designee) shall be deemed for all corporate purposes to have become the legal, beneficial and record holder of its respective Exchange Shares and (ii) the aggregate principal amount of (and any and all accrued and unpaid interest on) the Exchanged Notes shall be deemed cancelled. For the avoidance of doubt, all of the issued and outstanding Series C Notes shall be exchanged pursuant to this Agreement.

2.3         Ares Credit Agreement Amendments. Subject to the terms and conditions hereof, the Company and Ares shall have duly executed (i) an amendment to the ACF 1L Credit Agreement in form and substance previously agreed to by the Company and Ares (the “1L Credit Agreement Amendment”), and (ii) an amendment to the Ares 2L Credit Agreement in form and substance previously agreed to by the Company and Ares (the “2L Credit Agreement Amendment”).

2.4         Ares Loan Exchange. In exchange for Ares’ satisfaction and waiver of the 2L Accrued PIK Interest, the Company shall issue and deliver to Ares, at the Ares Loan Exchange Rate, certain Preferred Exchange Shares, and Ares shall accept from the Company such Preferred Exchange Shares, as set forth on Schedule II hereto.

(a)           Exchange Rate. The exchange rate for the Ares Loan Exchange (the “Ares Loan Exchange Rate”) shall be equal to the following: Each one thousand dollars ($1,000) of 2L Accrued PIK Interest shall be exchanged for an amount of Preferred Exchange Shares equal to (i) 1,000 divided by (ii) (x) the Exchange Price multiplied by (y) 1.30.

(b)           Exchange Settlement. As soon as practicable following the effectiveness of the Ares Loan Exchange, which shall be deemed to occur at the Effective Time, the Company shall deliver to each Participating Party set forth on Schedule II a certificate, duly executed on behalf of the Company and bearing the restrictive legend pursuant to Section 2.4(c), representing the number of Preferred Exchange Shares set forth across from such Participating Party’s name on Schedule II hereto in the column captioned “Preferred Exchange Shares.” Upon the Effective Time, such Participating Party shall be deemed for all corporate purposes to have become the legal, beneficial and record holder of such Preferred Exchange Shares.

(c)           Legend. The Preferred Exchange Shares issued to Ares in connection with the Ares Loan Exchange will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCKHOLDERS’ AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

2.5         ATM Sales Agreement. The Company and B. Riley shall have duly executed the ATM Sales Agreement in the form attached hereto as Exhibit D (the “ATM Sales Agreement”). The Company shall have delivered executed copies of the ATM Sales Agreement to each Participating Party, and shall commence the ATM Offering pursuant to the terms of the ATM Sales Agreement and this Agreement (including Section 6.2 herein).

2.6         Additional Exchange Transaction Documents.

(a)           Stockholders’ Agreement. The Company and each Participating Party shall have duly executed the Stockholders’ Agreement in the form attached hereto as Exhibit A (the “Stockholders’ Agreement”), and delivered executed copies of the same to the other Parties hereto.

(b)           Voting Trust Agreements. The Company, the Voting Trustee and each Participating Noteholder shall have duly executed each such Participating Party’s respective Voting Trust Agreement, substantially in the form attached hereto as Exhibit B (the “Voting Trust Agreements”, and each a “Voting Trust Agreement”), and delivered executed copies of the same to the Parties hereto.

(c)           Certificate of Designation. The Certificate of Designation shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Participating Parties shall have received evidence of such execution and filing.

(d)           Board Resolutions. Each Participating Party shall have received a copy of the Action by Unanimous Written Consent, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the Transactions, certified as such by the Secretary or Assistant Secretary of the Company on or before the Closing Date (the “Board Resolutions”).

(e)           Opinion of Counsel for the Company. Each Participating Party shall have received on the Closing Date an opinion letter of counsel to the Company, dated the Closing Date, in form and substance previously agreed to by the Participating Parties. Such opinion shall be rendered to the Participating Parties at the request of the Company and shall so state therein

(f)            FIRPTA Compliance. The Company shall have delivered to each Participating Party a properly executed statement (a “FIRPTA Compliance Certificate”) in form and substance previously agreed to by the Participating Parties for purposes of satisfying the Company’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

(g)           IRS Forms. Each Participating Party shall have delivered to the Company a completed IRS Form W-9 or W-8, as applicable, with regards to such Participating Party.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

The Company represents and warrants to each of the Participating Parties as follows, in each case, except as disclosed in the SEC Reports:

3.1         Power and Authorization. The Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite corporate, limited partnership or limited liability company, as applicable, power, authority and capacity to execute and deliver this Agreement and the applicable Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the Exchange contemplated hereby. No material consent, approval, order or authorization of, or material registration, declaration or filing with any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of their Subsidiaries (each, a “Governmental Entity”) is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the applicable Transaction Documents, and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or the rules of any national securities exchange on which the Company’s shares of Common Stock are traded.

3.2         Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). The execution of this Agreement and each other Transaction Document, and consummation of the Exchange, will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) except with respect to any consents required under the Ares Credit Agreements, any agreement or instrument to which the Company is a party or by which the Company (or any of its assets) is bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except for such violations, conflicts or breaches under clauses (b) and (c) above that would not, individually or in the aggregate, have a Material Adverse Effect.

3.3          Issuance of Exchange Shares. The Exchange Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any and all Encumbrances, and will not be issued in violation of, or subject to, any preemptive or similar rights of any person. On the Closing Date, immediately after giving effect to the Exchange and Ares Credit Agreement Amendments (but prior to the commencement of the ATM Offering), each Participating Party (or its designee) shall own the amount and type of Exchange Shares set forth opposite such Participating Party’s name on Schedule I or Schedule II (as applicable).

3.4          Exemption from Registration. Assuming the accuracy of the representations and warranties of the Participating Parties: (a) the issuance of the Exchange Shares in connection with the Exchange pursuant to this Agreement are exempt from the registration requirements of the Securities Act; (b) the Exchange Shares issued to each Participating Party (or its designee) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Exchange Shares, and (c) other than as set forth in (i) the Voting Trust Agreement, and (ii) the Stockholders’ Agreement, the Common Exchange Shares will be issued to the Participating Parties (or their designees) without any transfer restrictions. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of the applicable Participating Noteholder’s representations and warranties hereunder, the holding period of each such Participating Noteholder’s Exchange Shares may be tacked onto the holding period of the Series C Notes and the Company agrees not to take a position contrary thereto (including with respect to a Participating Party’s ability to resell Exchange Shares pursuant to Rule 144(k)).

3.5          Validity of Underlying Common Stock. Upon issuance in accordance with the terms of the Certificate of Designation, the shares of Common Stock issuable upon conversion of the Preferred Exchange Shares (the “Conversion Shares”) will be duly authorized, validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights in effect as of the Closing Date. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of the applicable Participating Party’s representations and warranties hereunder, the holding period of the Conversion Shares may be tacked onto the holding period of the Preferred Exchange Shares, and the Company agrees not to take a position contrary thereto.

3.6          Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.7         Organization and Qualification of the Company’s Subsidiaries. Each of the Company’s Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company. Each Subsidiary has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority (corporate or other) to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any and all Encumbrances (other than Encumbrances granted to secure the Ares Credit Agreements), in each case, except as would not have a Material Adverse Effect.

3.8         Common Stock. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with applicable securities laws. None of the outstanding shares of Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance, right of repurchase or forfeiture, subscription right or any similar right and none of the outstanding shares of Common Stock is subject to any right of first refusal. The description of the Common Stock conforms in all material respects to all statements relating thereto contained in the Company’s reports filed under the Exchange Act with the SEC (collectively, “SEC Reports”).

3.9         Absence of Existing Defaults and Conflicts. None of the Company or its Subsidiaries (a) is in violation of its respective charter or by-laws (or any equivalent documents) or (b) after giving effect to this Agreement, the Exchange, the ATM Offering and the transactions contemplated hereby and thereby, will be in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

3.10       No Material Adverse Effect in Business. Other than effects on the business related primarily to COVID-19, from September 30, 2020 through the date hereof, (a) there has been no Material Adverse Effect, nor any development or event which would result in a Material Adverse Effect, (b) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (c) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries.

3.11       Legal Proceedings. There is no legal or governmental action, investigation or proceeding pending or, to the Company’s knowledge, threatened against the Company or its Subsidiaries (a) asserting the invalidity of any of the Transaction Documents; (b) seeking to prevent the issuance of the Exchange Shares or the consummation of any of the transactions provided for in the Transaction Documents; or (c) that would materially and adversely affect the ability of the Company to perform its obligations under, or the validity or enforceability of, any of the Transaction Documents.

3.12       Possession of Permits. The Company and its Subsidiaries have all requisite power and authority, and all authorizations, approvals, orders, licenses in the various states in which they do business, certificates and permits of and from regulatory or governmental officials, bodies and tribunals that are necessary to own or lease their respective properties (collectively, “Permits”), in each case, that are material to the Company taken as a whole, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries, as applicable, are in compliance with the terms and conditions of all such Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure of such Permits to be in full force and effect would not result in a Material Adverse Effect, and the Company has not received any notice of proceedings by a Governmental Entity relating to the revocation or modification of any such Permits which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

3.13       Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims or defects, restrictions or encumbrances of any kind except such as would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases of real property of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the SEC Reports, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed as of the date hereof to be made of such property by the Company and its subsidiaries.

3.14       Intellectual Property. The Company and its Subsidiaries own, license or otherwise have rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of their business as currently carried on and as proposed to be carried on, in each case, as described in the SEC Reports (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the SEC Reports, (a) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and rights that would not have a Material Adverse Effect; (b) to the Company’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property, except as would not reasonably be expected to result in a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim, in each case, except as would not reasonably be expected to result in a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim, in each case, except as would not reasonably be expected to result in a Material Adverse Effect; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company has, or any of its products, product candidates or services described in the SEC Reports that infringes, misappropriates or otherwise violates, or would infringe upon, misappropriate or otherwise violate, upon the commercialization of such products, product candidates or services described in the SEC Reports, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts that would form a reasonable basis for any such claim, in each case, except as would not reasonably be expected to result in a Material Adverse Effect; (f) to the Company’s knowledge, there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the SEC Reports as being owned by or licensed to the Company, or that is necessary for the conduct of its business as currently conducted or contemplated, or that interferes with the issued or pending claims of any such Intellectual Property, in each case except as would not reasonably be expected to result in a Material Adverse Effect; (g) to the Company’s knowledge, there is no prior art or public or commercial activity of which the Company is aware that may form a reasonable basis to render any patent held by the Company invalid or any patent application held by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office, except as would not reasonably be expected to result in a Material Adverse Effect; and (h) the Company has not committed any act or omitted to undertake any act for which the effect of such commission or omission would reasonably be expected to render the Intellectual Property invalid or unenforceable, in whole or in part, except to the extent such invalidity or unenforceability would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any person or third party, which violation would reasonably be expected to result in a Material Adverse Effect. There are no outstanding options, licenses or agreements of a material nature relating to the Intellectual Property owned by the Company that are required to be described in the SEC Reports and are not described therein as so required.

3.15            Absence of Labor Dispute. No labor disputes with the employees of the Company or any of its Subsidiaries exist or, to the knowledge of the Company, are imminent that would, individually or in the aggregate, result in a Material Adverse Effect.

3.16            Accounting Controls and Disclosure Controls. The Company maintains internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act and the rules and regulations of the SEC promulgated thereunder) in compliance with the requirements of the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) the interactive data in eXtensible Business Reporting Language contained or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto. Since September 30, 2020, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act and the rules and regulations of the SEC promulgated thereunder) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, the Company’s management, with participation of the Company’s Chief Executive Officer and Principal Accounting Officer, carried out evaluations of the design and operation of the Company’s disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and based upon that evaluation, the Company’s Chief Executive Officer and Principal Accounting Officer concluded that, as of September 30, 2020, the design and operation of the Company’s disclosure controls and procedures were not effective to accomplish their objectives at the reasonable assurance level.

3.17            Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, in each case, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

3.18            Financial Statements. The audited financial statements of the Company as of and for the period ended December 31, 2020 (together with the related schedules and notes thereto, the “Audited Financial Statements”) contained in the Company’s Form 10-K for the period ended December 31, 2019 have been prepared, and fairly present, in all material respects, the assets, liabilities, equity, financial condition, results of operations and cash flows of the Company at the respective dates and for the respective periods (as the case may be) indicated, in accordance with GAAP consistently applied throughout such period (except as specified therein). The unaudited interim financial statements of the Company as of and for the period ended September 30, 2020 (“Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”) contained in the Company’s Form 10-Q for the period ended September 30, 2020 have been prepared in conformity with GAAP and present fairly in all material respects the information required to be stated therein. Since the respective dates of the Financial Statements contained in the Company’s SEC Reports, there has been no change which could, or any development that would, reasonably be expected to (a) have a Material Adverse Effect, (b) adversely affect the issuance or validity of the Exchange Shares or (c) adversely affect the consummation of any of the transactions contemplated by any of the Transaction Documents.

3.19            No Undisclosed Liabilities. The Company does not have any material liabilities, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company giving rise to any such liability), except (a) for liabilities set forth in the Financial Statements; and (b) normal fluctuation in the amount of the liabilities referred to in clause (a) above occurring in the ordinary course of business of the Company since the date of the most recent balance sheet included in the Financial Statements.

3.20            Payment of Taxes. All U.S. federal income tax returns of the Company and its Subsidiaries required by applicable law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and the Company and its Subsidiaries have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, (i) as are being contested in good faith and as to which adequate reserves have been established by the Company or (ii) where the failure to pay such taxes would not result in a Material Adverse Effect.

3.21            Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or affiliate acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued material compliance therewith.

3.22            Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.23            OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is an individual or entity currently the subject or target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”). Except as permitted by U.S. and other applicable law, the Company is not located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the sale of the Exchange Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other individual or entity, to fund any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

3.24            Cybersecurity. To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries have been notified in writing of, and, to the Company’s knowledge, there is no presently existing event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data in compliance in all material respects with applicable law. The Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and applicable contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.25            No Finder’s Fees. Except for (a) the Jefferies Fee and any financing fee payable to Jefferies pursuant to the Jefferies Engagement Agreement on account of the Interim Financing, and (b) the B. Riley Fee, the Company has not paid, and is not a party to any contract or agreement to pay, to any person or entity any compensation for soliciting another to consummate the Transactions and there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a commission, finder’s fee or other like payment in connection with the Transactions.

3.26            No Integration. None of the Company, or any other person acting on behalf of the Company, has, directly or indirectly, solicited any offer to buy, sold or offered to sell any security which is or would be integrated with the Transactions pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the SEC.

3.27            Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any Governmental Entity is required for the consummation of the transactions contemplated by this Agreement in connection with the Exchange and issuance of the Exchange Shares, other than (a) the filing of a notice of listing of additional shares and related materials with the Nasdaq Stock Market LLC and (b) any filings under the Exchange Act, which have been or will be made when and how required.

3.28            Accountants. To the Company’s knowledge, Deloitte & Touche LLP, who has audited the Company’s Audited Financial Statements included in the SEC Reports, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder and by the rules of the Public Company Accounting Oversight Board.

3.29            Compliance with Law. None of the Company nor its Subsidiaries have been advised in writing that the Company and its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and federal laws and regulations, except, in each case, where failure to be so in compliance, individually or in the aggregate, would not result in a Material Adverse Effect. The Company is, and since January 1, 2018 has been, in compliance in all material respects with the Federal Food, Drug & Cosmetics Act, and the applicable regulations administered thereunder by the Food and Drug Administration (“FDA”), the Public Health Service Act and any other similar applicable law administered by the FDA or other comparable Governmental Entity responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug and biopharmaceutical products of similar nature to those developed by the Company (each, a “Drug Regulatory Agency”), except, in each case, for any noncompliance, either individually or in the aggregate, which would not result in a Material Adverse Effect. No investigation, claim, suit, proceeding, audit or other action by any Governmental Entity is pending or, to the Company’s knowledge, threatened against the Company. There is no agreement, judgment, injunction, order or decree binding upon the Company which (a) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company in any material respect as currently conducted, (b) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under any Transaction Document or (c) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering in any material respect with the offer and sale of the Exchange Shares. There are no proceedings pending or, to the Company’s knowledge, threatened with respect to an alleged material violation by the Company of the Federal Food, Drug & Cosmetics Act and the FDA regulations adopted thereunder, the Public Health Service Act or any other similar law administered or promulgated by any Drug Regulatory Agency. All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company, or in which the Company or its current products or product candidates have participated, were and, if still pending, are being, conducted in all material respects in accordance with applicable standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Drug Regulatory Agency and other applicable law. The Company and its Subsidiaries hold all required governmental authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company as currently conducted, and development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates, except where the failure to hold such authorizations would not, individually or in the aggregate, result in a Material Adverse Effect.

3.30            Related Party Transactions. There are no relationships between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, or between any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that are required to be described under applicable securities laws in the SEC Reports, that is not so described in such filings.

3.31            Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that (a) is required to have been described under applicable securities laws in the SEC Reports that is not so disclosed or (b) otherwise would be reasonably likely to result in a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company or any Subsidiary that may create material contingencies or liabilities that have not been otherwise disclosed by the Company in the SEC Reports as required by applicable law.

3.32            Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary, in each case, (a) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or (b) that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except, in each of the cases of the foregoing clauses (a) and (b), where such violation or remedial action would not, individually or in the aggregate, have a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary which, in each case, would reasonably be expected to have a Material Adverse Effect.

3.33            Nasdaq Listing. The shares of Common Stock are listed on the Nasdaq Capital Market. The Company has not received any delisting notice relating to the shares of Common Stock listed on the Nasdaq Capital Market and the Company is in compliance with the applicable current listing and governance rules and requirements of the Nasdaq Capital Market.

3.34            No Reliance. The Company acknowledges and agrees that (a) the Company, together with its professional advisers, is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the Exchange and the Recapitalization Transaction, and has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and the Recapitalization Transaction and to make an informed decision with respect thereto, (b) no statement or written material contrary to this Agreement has been made or given to the Company by or on behalf of any Participating Party or any of its officers, directors or employees, or any of their respective affiliates or representatives, (c) the terms of the Exchange are the result of bilateral negotiations among the Parties and (d) the Company has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transactions contemplated by this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING NOTEHOLDERS

Each Participating Noteholder hereby represents and warrants, severally and not jointly, to the Company, as follows:

4.1            Power and Authorization. Each Participating Noteholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Participating Noteholder has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions contemplated hereby.

4.2            Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by each Participating Noteholder and constitutes a legal, valid and binding obligation of each Participating Noteholder, enforceable against each Participating Noteholder in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) each Participating Noteholder’s organizational documents, (ii) any agreement or instrument to which such Participating Noteholder is a party or by which such Participating Noteholder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to such Participating Noteholder.

4.3            Title to Exchanged Notes. Each Participating Noteholder is the sole legal owner of the Exchanged Notes set forth opposite its name on Schedule I hereto. Each Participating Noteholder has good, valid and marketable title to its Exchanged Notes, free and clear of any Encumbrances. Each Participating Noteholder has not, in whole or in part, except as described in the immediately preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or any of its rights, title to or interest in its Exchanged Notes (other than to the Company pursuant hereto), or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes. Upon such Participating Noteholder’s delivery of its Exchanged Notes to the Company pursuant to the Exchange, such Exchanged Notes shall be free and clear of all Liens.

4.4            Accredited Investor/Qualified Institutional Buyer. Each Participating Noteholder is (a) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and/or (b) a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act. Each Participating Noteholder understands the economic risk of its investment in the Exchange Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Shares.

4.5            No Affiliate Status; Holding Period. Each Participating Noteholder is not, and has not been during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To its knowledge, such Participating Noteholder did not acquire any of the Exchanged Notes, directly or indirectly, from an Affiliate of the Company. Such Participating Noteholder represents and warrants that, for purposes of Rule 144 of the Securities Act, each such Participating Noteholder has continuously held the Exchanged Notes since either October 31, 2019 or July 20, 2020, as applicable.

4.6            No Illegal Transactions. Each Participating Noteholder has not, directly or indirectly, and no person or entity acting on behalf of or pursuant to any understanding with such Participating Noteholder has, disclosed to a third party (other than to its legal and other representatives) any information regarding the Exchange or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) since the time that each such Participating Noteholder was first contacted by either the Company or any other person or entity regarding the Exchange, the issuance of the Exchange Shares, this Agreement, any other transactions contemplated hereby or an investment in the Common Stock or other equity securities of the Company. Each Participating Noteholder covenants that neither it nor any person or entity acting on its behalf or pursuant to any understanding, agreement or other arrangement with it will disclose to a third party any information regarding the Exchange, the issuance of the Exchange Shares, this Agreement, any other transactions contemplated hereby or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the issuance of the Disclosure. Solely for purposes of this Section 4.6, subject to each Participating Noteholder’s compliance with their respective obligations under the U.S. federal securities laws and such Participating Noteholder’s respective internal policies, (a) “Participating Noteholder” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Participating Noteholder that are effectively walled off by appropriate “Fire Wall” information barriers approved by such Participating Noteholder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Exchange), and (b) the foregoing representations, warranties and covenants of this Section 4.6 shall not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the Exchange provided by, the Participating Party.

4.7            Adequate Information; No Reliance. Each Participating Noteholder acknowledges and agrees that (a) such Participating Noteholder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and to consummate the other transactions contemplated hereby and has had the opportunity to review the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) such Participating Noteholder has had a full opportunity to ask questions of and receive answers from the officers of the Company concerning the Company, their business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) such Participating Noteholder, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the Exchange, and that such Participating Noteholder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, and that such Participating Noteholder is capable of sustaining any loss resulting therefrom without material injury, (d) no statement or written material contrary to this Agreement has been made or given to such Participating Noteholder by or on behalf of the Company, any of its officers, directors or employees, or any of their respective affiliates or representatives, (e) the terms of the Exchange are the result of bilateral negotiations among the parties and (f) such Participating Noteholder is able to represent its own interests in the Exchange, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective Exchange of the Exchanged Notes and the investment in the Exchange Shares and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

4.8            Tax Consequences of the Exchange. Each Participating Noteholder understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. Each Participating Noteholder acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances.

4.9            Tax Reporting. On or prior to the Closing Date, each Participating Noteholder shall deliver to the Company completed IRS Forms W-9 or W-8, as applicable, with regards to such Participating Noteholder. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law unless such Form W-9 or W-8 provided pursuant to the immediately preceding sentence establishes that such Participating Noteholder is entitled to an exemption from (or reduction in the rate of) withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to such Participating Noteholder to whom such amounts would have been paid.

4.10            Stockholder Approval. Each Participating Noteholder understands and acknowledges that the conversion of the Preferred Exchange Shares (and issuance of full Conversion Shares in connection therewith) requires Stockholder Approval.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF ARES

Ares hereby represents and warrants to the Company, as follows:

5.1            Power and Authorization. Ares is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Ares has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions contemplated hereby.

5.2            Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by Ares and constitutes a legal, valid and binding obligation of Ares, enforceable against Ares in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) Ares’ organizational documents, (ii) any agreement or instrument to which Ares is a party or by which Ares or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to Ares.

5.3            Right, Title and Interest to 2L Accrued PIK Interest. Ares has sole legal right, title and interest to the 2L Accrued PIK Interest set forth opposite its name on Schedule II hereto, free and clear of any Encumbrances. Ares has not, in whole or in part, except as described in the immediately preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights, title to or interest in the 2L Accrued PIK Interest (other than to the Company pursuant hereto), or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to 2L Accrued PIK Interest.

5.4            Accredited Investor/Qualified Institutional Buyer. Ares is (a) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and/or (b) a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act. Ares understands the economic risk of its investment in the Exchange Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Shares.

5.5            No Illegal Transactions. Ares has not, directly or indirectly, and no person or entity acting on behalf of or pursuant to any understanding with Ares has, disclosed to a third party (other than to its legal and other representatives) any information regarding the Exchange or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) since the time that Ares was first contacted by either the Company or any other person or entity regarding the Exchange, the issuance of the Exchange Shares, this Agreement, any other transactions contemplated hereby or an investment in the Common Stock or other equity securities of the Company. Ares covenants that neither it nor any person or entity acting on its behalf or pursuant to any understanding, agreement or other arrangement with it will disclose to a third party any information regarding the Exchange, the issuance of the Exchange Shares, this Agreement, any other transactions contemplated hereby or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to 9:30 a.m. (New York time) on the Business Day immediately following the Closing Date. Solely for purposes of this Section 5.5, subject to Ares’ compliance with their respective obligations under the U.S. federal securities laws and Ares’ respective internal policies, (a) “Ares” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of Ares that are effectively walled off by appropriate “Fire Wall” information barriers approved by Ares’ respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Exchange), and (b) the foregoing representations, warranties and covenants of this Section 5.5 shall not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the Exchange provided by, Ares.

5.6            Adequate Information; No Reliance. Ares acknowledges and agrees that (a) Ares has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and to consummate the other transactions contemplated hereby and has had the opportunity to review the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) Ares has had a full opportunity to ask questions of and receive answers from the officers of the Company concerning the Company, their business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) Ares, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the Exchange, and that Ares has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, and that Ares is capable of sustaining any loss resulting therefrom without material injury, (d) no statement or written material contrary to this Agreement has been made or given to Ares by or on behalf of the Company, any of its officers, directors or employees, or any of their respective affiliates or representatives, (e) the terms of the Exchange are the result of bilateral negotiations among the parties and (f) Ares is able to represent its own interests in the Exchange, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective Exchange of the 2L Accrued PIK Interest and the investment in the Exchange Shares and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

5.7            Tax Consequences of the Exchange. Ares understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. Ares acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances.

5.8            Tax Reporting. On or prior to the Closing Date, Ares shall deliver to the Company completed IRS Forms W-9 or W-8, as applicable, with regards to Ares. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law unless such Form W-9 or W-8 provided pursuant to the immediately preceding sentence establishes that Ares is entitled to an exemption from (or reduction in the rate of) withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to Ares to whom such amounts would have been paid.

5.9            Stockholder Approval. Ares understands and acknowledges that the full conversion of the Preferred Exchange Shares (and issuance of Conversion Shares in connection therewith) requires Stockholder Approval.

ARTICLE VI.
COVENANTS

6.1            Disclosure. Not later than 9:30 am (New York time) on the Business Day immediately following the Closing Date (and upon or prior to the commencement of the ATM Offering pursuant to Section 6.2), the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing (i) all material terms of the Exchange (to the extent not previously publicly disclosed) and (ii) additional cleansing material to the extent required to allow the Participating Noteholders to freely trade Common Stock (to the extent permitted by Rule 144 and the transfer restrictions described herein) (collectively, the “Disclosure”). The Company shall provide to the Participating Parties a draft of the Disclosure a reasonable period in advance of its public dissemination and shall consider in good faith any comments provided by the Participating Parties with respect to the Disclosure. If the ATM Offering is not commenced on the Trading Day immediately following the date on which the Exchange becomes effective, the Company shall promptly file the Disclosure upon written request from the Participating Noteholders (which may be made via email). To the extent the Company does not timely file the Disclosure in accordance with this Section 6.1, or the Disclosure does not contain sufficient cleansing information to remove any Trading Restriction (as defined in the NDA) of each Participating Noteholder (other than any restrictions set forth in the Transaction Documents), each Participating Noteholder shall retain all rights and remedies to disclose additional cleansing materials as provided for in the NDA.

6.2            ATM Offering. On the Business Day immediately following the Closing Date, the Company covenants and agrees to commence a public offering of shares of its Common Stock pursuant to its existing Form S-3 shelf registration statement (the “Registration Statement”) in the form of an ATM Offering. The ATM Offering shall comply with the applicable terms of this Agreement and the ATM Sales Agreement, including (a) the filing of a Prospectus Supplement to the Registration Statement simultaneously with, or immediately following, the filing of the Form 8-K pursuant to Section 6.1, and (b) listing an offering size on the Prospectus Supplement for the ATM Offering which shall be equal to the maximum number of authorized but unissued shares of Common Stock which may be sold pursuant to the Registration Statement in accordance with SEC rules (including Instruction I.B.6 to Registration Statement on Form S-3) (the “Maximum Amount”). For the avoidance of doubt, the Maximum Amount shall be calculated (a) after the issuance of the Exchange Shares pursuant to the Exchange, and (b) treating the Participating Noteholders (and the Common Stock held by such Participating Noteholders or the Voting Trustee) as “non-affiliates” for the purposes of calculating the Public Float. The Company further covenants and agrees that, following the commencement of the ATM Offering (and for so long as shares of Common Stock are eligible to be sold pursuant thereto), the Company (a) shall not amend the ATM Sales Agreement in a manner that would be materially adverse to a Participating Party; (b) shall promptly notify each Participating Party if the ATM Sales Agreement is amended or terminated (and such notification shall include a copy of any such amendment, termination notice or other applicable documentation), and (c) shall provide each Participating Party with a weekly sales report (to be delivered after the market closes each Friday via e-mail to each Participating Party or its designated representative), which shall include the aggregate amount of Placement Shares sold during the preceding five (5) Trading Days.

6.3            Costs and Expenses. The Company shall pay (a) the reasonable fees and expenses of the legal advisors of the Participating Noteholders and the Voting Trustee (collectively, “Counsel”) relating to the Recapitalization Transaction (including the Exchange, the Ares Credit Agreement Amendments, the ATM Offering and the Interim Financing) as provided for in that certain Engagement Letter by and among the Company and Stroock & Stroock & Lavan, and (b) the Jefferies Fee, in each case out of the proceeds of the ATM Offering and/or the proceeds of the Interim Financing as follows: Up to the first $750,000 of the Jefferies Fee shall be payable as proceeds of the ATM Offering are received by the Company and, after the Company has received proceeds from the ATM Offering, net of fees and discounts payable to B. Riley, of $7,500,000, the Company will pay fifty percent (50%) of all additional proceeds from the ATM Offering, net of fees and discounts payable to B. Riley, pro rata to the Professional Advisors to satisfy the outstanding balance of the payment obligations owed to each Professional Advisor, until such outstanding balances are fully satisfied.

6.4            Stockholder Approval. The Company shall use commercially reasonable best efforts (which shall include, without limitation, the engagement of a nationally reputable proxy advisor firm acceptable to the Participating Parties) (a) to obtain at its next annual or special meeting of its stockholders following the Closing Date (the “Company Stockholders’ Meeting”) the requisite approval of such stockholders (the “Stockholder Approval”) to authorize the Company to change its capital structure to provide for a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Conversion Shares pursuant to the Certificate of Designation (assuming the conversion of all issued and outstanding Preferred Exchange Shares) by either (i) authorizing additional shares of Common Stock or (ii) effectuating a reverse stock split of its outstanding shares of Common Stock, in the Company’s discretion; and (b) to cause the Company Stockholders’ Meeting to be held on or before July 1, 2021 (the “Approval Deadline”). In the event that the Stockholder Approval is not obtained on or before the Approval Deadline, the Company will issue, for no additional consideration, an additional 2,135.30 duly authorized, fully paid and non-assessable shares of Preferred Stock to Ares. With respect to each calendar quarter thereafter (commencing with the calendar quarter that begins on July 1, 2021 and ends on September 30, 2021) during which the Stockholder Approval has not been obtained, the Company will issue, for no additional consideration, an additional 2,135.30 duly authorized, fully paid and non-assessable shares of Preferred Stock to Ares (with a prorated amount of Preferred Stock to be issued in the event that the Stockholder Approval is obtained during any such calendar quarter), which payment shall be made on the first Business Day of the subsequent calendar quarter.

6.5            Indemnification. Subject to the other terms and conditions of this Section 6.5, the Company shall indemnify and defend each Participating Party and such Participating Party’s Affiliates and their respective Representatives (collectively, the "Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses (including damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder, the cost of pursuing any insurance providers and the cost of defending against any third-party claims) incurred or sustained by, or imposed upon, the Indemnitees based upon, arising out of, with respect to or by reason of:

(i)            any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement, as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(ii)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

6.6            Indenture. Each Participating Noteholder acknowledges and agrees that, effective upon the Closing Date, (a) all Obligations owing to such Participating Noteholder under the Series C Indenture and each other Indenture Document shall have been satisfied in full, (b) none of the Company, the Subsidiary Guarantors and the Grantor Subsidiaries shall have any further obligation to such Participating Noteholder thereunder and (c) such Participating Noteholder shall have no further interest in any of the Collateral. Capitalized terms used in this Section 6.6 and not defined herein have the meanings assigned to them in the Series C Indenture.

6.7            Further Assurances. The Parties hereto agree to use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the Exchange on their account, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, waivers, approvals, and authorizations.

ARTICLE VII.
GENERAL PROVISIONS

7.1            Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

7.2            Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules that would result in the application of the laws of any other jurisdiction.

7.3            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

7.4            Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs before the deadline imposed by that service for overnight delivery or (iii) when transmitted, if sent by electronic mail, provided that confirmation of receipt is received by the sender and the notice is sent by an additional method provided under this Agreement, in each case to the parties hereto as follows:

(a)            If to a Participating Noteholder, to the address set forth on such Holder’s signature page to this Agreement, with a copy (which shall not constitute notice) to

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: Brett Lawrence
Email:      blawrence@stroock.com

(b)            If to Ares, to the address set forth on Ares’ signature page to this Agreement, with a copy (which shall not constitute notice) to

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention: Jeffrey Letalien
Email: Jeffrey.letalien@morganlewis.com

(c)            If to the Company:

Teligent, Inc.
105 Lincoln Avenue, PO Box 687
Buena, New Jersey 08310
Attention: Philip K. Yachmetz, CLO
Email:      pyachmetz@teligent.com

with a copy (which shall not constitute notice) to

K&L Gates LLP
599 Lexington Avenue
New York, New York 10022
Attention: Whitney J. Smith
Email:      whitney.smith@klgates.com

and

K&L Gates LLP
300 South Tryon Street, 10th Floor
Charlotte, North Carolina 28202
Attention: Sean M. Jones
Email: sean.jones@klgates.com

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

7.5            Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

7.6            No Third-Party Beneficiary. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

7.7            Suits. Any legal suit, action or proceeding arising out of, or based upon, this Agreement or the transactions contemplated hereby, may be instituted in any state or federal court located in the Borough of Manhattan, New York, New York (each, a “New York Court”), and each party hereby waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have, to the laying of venue of any such proceeding and submits to the exclusive jurisdiction of such courts in any such legal suit, action or proceeding. Each party hereby waives irrevocably any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre- judgment attachment, post-judgment attachment and execution), in any legal suit, action or proceeding against it arising out of, or based upon, this Agreement or the transactions contemplated hereby, that is instituted in any New York Court. Process in any such legal suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

7.8            Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement, the consummation of the Exchange, the transfer of any Exchange Shares, the enforcement, amendment or waiver of any provision of this Agreement or any other Transaction Document, and the termination of this Agreement or any other Transaction Document

7.9            WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.10          Representation by Counsel. Each of the Parties acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties. None of the Parties shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

[Signatures on next pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

TELIGENT, INC.

By:	/s/ Timothy B. Sawyer
	Name:	Timothy B. Sawyer
	Title:	Chief Executive Officer and President

[Signature Page to Exchange Agreement (Company)]

ARES CAPITAL CORPORATION

By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Authorized Signatory

Notice Address:
245 Park Avenue, 44th Floor
New York, New York 10167

E-mail:	wright@aresmgmt.com
Attention:	Ray Wright

cion ares diversified credit fund

By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Authorized Signatory

Notice Address:
245 Park Avenue, 44th Floor
New York, New York 10167

E-mail:	wright@aresmgmt.com
Attention:	Ray Wright

ares centre street partnership, l.p.

By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Authorized Signatory

Notice Address:
245 Park Avenue, 44th Floor
New York, New York 10167

E-mail:	wright@aresmgmt.com
Attention:	Ray Wright

[Signature Page to Exchange Agreement (Ares)]

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Authorized Signatory

Notice Address:
245 Park Avenue, 44th Floor
New York, New York 10167

E-mail:	wright@aresmgmt.com
Attention:	Ray Wright

ARES commercial finance By: Ares Commercial Finance GP LP, its general partner By: ACF GP LLC, its general partner

By:	/s/ Oleh Szczupak
	Name:	Oleh Szczupak
	Title:	Authorized Signer

Notice Address:
560 White Plains Road
Tarrytown, NY 10591

E-mail:	oszczupak@aresmgmt.com
Attention:	Oleh Szczupak

[Signature Page to Exchange Agreement (Ares)]

PARTICIPATING NOTEHOLDER Nantahala capital partners ii limited partnership

By: Nantahala Capital Management, LLC Its General Partner
By:	/s/ Wilmot Harkey
	Name:	Wilmot Harkey
	Title:	Manager

Notice Address:
130 Main Street, 2nd Floor
New Canaan, CT 06840

E-mail:	operations@nantahalapartners.com
Attention:	Operations Team

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attention: Brett Lawrence

Email: blawrence@stroock.com

[Signature Page to Exchange Agreement (Participating Noteholder)]

PARTICIPATING NOTEHOLDER nantahala capital partners si, lp

By: Nantahala Capital Management, LLC Its General Partner
By:	/s/ Wilmot Harkey
	Name:	Wilmot Harkey
	Title:	Manager

Notice Address:
130 Main Street, 2nd Floor
New Canaan, CT 06840

E-mail:	operations@nantahalapartners.com
Attention:	Operations Team

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attention: Brett Lawrence

Email: blawrence@stroock.com

[Signature Page to Exchange Agreement (Participating Noteholder)]

PARTICIPATING NOTEHOLDER blackwell partners llc - Series a, solely with respect to the portion of its assets for which Nantahala Capital Management, LLC acts as its Investment Manager

By: Nantahala Capital Management, LLC Its General Partner
By:	/s/ Wilmot Harkey
	Name:	Wilmot Harkey
	Title:	Manager
Legal Entity Name and Address: Blackwell Partners LLC – Series A 280 South Mangum Street, Suite 210 Durham, NC 27701
Notice Address:
130 Main Street, 2nd Floor
New Canaan, CT 06840

E-mail:	operations@nantahalapartners.com
Attention:	Operations Team

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attention: Brett Lawrence

Email: blawrence@stroock.com

And

Blackwell Partners LLC – Series A

280 South Mangum Street, Suite 210

Durham, NC 27701

Email: jlall@duke.dumac.com

Attention: Jannine Lall

[Signature Page to Exchange Agreement (Participating Noteholder)]

PARTICIPATING NOTEHOLDER silver creek cs sav, l.l.c.. solely with respect to the portion of its assets for which Nantahala Capital Management, LLC acts as its Investment Manager

By: Nantahala Capital Management, LLC Its General Partner
By:	/s/ Wilmot Harkey
	Name:	Wilmot Harkey
	Title:	Manager

Legal Entity Name and Address: Silver Creek CS SAV, L.L.C. 1301 5th Avenue, 40th Floor Seattle, WA 98101 Notice Address:
130 Main Street, 2nd Floor
New Canaan, CT 06840

E-mail:	operations@nantahalapartners.com
Attention:	Operations Team

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attention: Brett Lawrence

Email: blawrence@stroock.com

And

Silver Creek CS SAV, L.L.C.

1301 5th Avenue, 40th Floor

Seattle, WA 98101

Email: operations@silvercreekcapital.com

Attention: Operations Team

[Signature Page to Exchange Agreement (Participating Noteholder)]

Participating noteholder blackwell Partners LLC - Series B (“MACK”)

By:	/s/ Laura Kleber
	Name:	Laura Kleber
	Title:	CCO_Silverback Asset Management, LLC_Investment Manager_MACK

Notice Address:
c/o Silverback Asset Management, LLC
1414 Raleigh Road, Suite 250
Chapel Hill, NC 27517
E-mail:	operations@silverbackasset.com rbarron@silverbackasset.com jham@silverbackasset.com
Attention:	Jason Ham

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attention: Brett Lawrence

Email: blawrence@stroock.com

[Signature Page to Exchange Agreement (Participating Noteholder)]

Participating noteholder Silverback Opportunistic Credit Master Fund Limited (“SOCMF”)

By:	/s/ Laura Kleber
	Name:	Laura Kleber
	Title:	CCO_Silverback Asset Management, LLC_Investment Manager_SOCMF

Notice Address:
c/o Silverback Asset Management, LLC
1414 Raleigh Road, Suite 250
Chapel Hill, NC 27517
E-mail:	operations@silverbackasset.com rbarron@silverbackasset.com jham@silverbackasset.com
Attention:	Jason Ham

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attention: Brett Lawrence

Email: blawrence@stroock.com

[Signature Page to Exchange Agreement (Participating Noteholder)]

LAURENCE LYTTON

/s/ Laurence Lytton

Notice Address:
467 Central Park West 17-A
New York, NY 10025

E-mail:	lylytton@gmail.com
Attention:	Laurence Lytton

[Signature Page to Exchange Agreement (Participating Noteholder)]